UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2010

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 26, 2010, China Integrated Energy, Inc. (the “Company”) entered into a letter agreement with Rodman & Renshaw, LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent has agreed to act as placement agent on a best efforts basis in connection with the sale of 2,185,716 shares of the Company’s common stock (“Common Stock”) together with warrants, exercisable for a six month period following the closing date, to purchase up to an aggregate of 1,092,858 shares of Common Stock in a registered direct offering.  The Company has agreed to pay the Placement Agent an aggregate fee equal to 5% of the gross proceeds from the sale of shares of Common Stock and related warrants in this offering.

On December 28, 2010, the Company and certain institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell to such investors an aggregate of 2,185,716 shares of Common Stock together with warrants to purchase a total of 1,092,858 shares of Common Stock, for gross proceeds of approximately $15.3 million. Each purchaser of shares of Common Stock will receive a warrant to purchase a number of shares equal to 50% of the number of shares of Common Stock the purchaser purchases in the offering. The purchase price for each share of Common Stock and the related warrant is $7.00. Each warrant has an exercise price of $7.00. Each warrant is subject to anti-dilution provisions that require adjustment of the number of shares of Common Stock that may be acquired upon exercise of the warrant, or to the exercise price of such shares, or both, to reflect stock dividends and splits, subsequent rights offerings, pro-rata distributions, and certain fundamental transactions.

The closing of the offering is expected to take place on or about December 31, 2010, subject to the satisfaction of customary closing conditions.

The shares of Common Stock, warrants to purchase Common Stock, and shares of Common Stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-166551), which was declared effective by the SEC on May 19, 2010.

A copy of the letter agreement, form of securities purchase agreement and form of warrant are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the letter agreement, securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents.

On December 29, 2010, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant

10.1	Letter Agreement, dated December 26, 2010, between China Integrated Energy, Inc. and Rodman & Renshaw, LLC

10.2	Form of Securities Purchase Agreement dated December 28, 2010, among China Integrated Energy, Inc. and certain institutional investors

99.1	Press Release dated December 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2010	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President